THAYERONEAL

CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 15, 2017 relating to the financial statements of Alfacourse, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/S/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC

Sugar Land, Texas

June 4, 2017

a member of the Public Company CPA Alliance | www.thayeroneal.com

1400 McKinney St. | Huston, TX 77010 | T: 832.409.6835